Exhibit 99.1
Aruba Networks, Inc. Reports Preliminary Results
SUNNYVALE, California, February 7, 2008 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in user-centric networks and secure mobility solutions, today announced preliminary results for its second fiscal quarter ended January 31, 2008. Second quarter revenues are currently expected to be in the range of approximately $40.0 to $41.0 million, and GAAP net loss is expected to be in the range of approximately $0.04 to $0.05 per diluted share. Non-GAAP net income (which excludes the impact of stock-based expenses) is expected to be approximately break-even.
“During the second quarter, we experienced a significant decrease in revenues in the Federal vertical in conjunction with the delay in the approval of the Federal budget,” said Dominic Orr, president and chief executive officer of Aruba Networks. “Looking forward, we believe our Federal business will pick up in the second half of our fiscal year. While the softness in the Federal vertical had the biggest single impact on our revenue shortfall, we also have experienced an elongated sales cycle at some of our customers. Additionally, our transition to a two tier distribution system is also taking longer than we had anticipated. We believe our gross margins will be within our target range, which is a strong testament to our competitive differentiation.”
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its preliminary results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). This call is available to investors by dialing +1.866.249.5225 or +1.303.262.2194 for callers outside the U.S. and Canada. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11108500. International parties can access the replay at +1-303-590-3000 and should enter passcode 11108500.
Forward Looking Statements
This press release contains forward-looking statements, including statements relating to our anticipated results for the fiscal second quarter, our belief that customers who delayed awarding programs during our fiscal second quarter intend to award these programs in calendar 2008, and our expectations for business and results in the fiscal third quarter. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: adjustments that could be made in connection with preparing our financial statements for our fiscal second quarter, softness in the federal sector caused by delays in the approval of the federal budget or other factors, our transition to a two tier system, the length of our sales cycle, or other factors as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the quarter ended October 31, 2007, which was filed with the SEC on December 12, 2007 and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov. Additional information will also be set forth in Aruba’s regular earnings release for the quarter ended January 31, 2008 and Aruba’s report on Form 10-Q for the quarter ended January 31, 2008, which will be filed with the SEC in March 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying table discloses non-GAAP net income per diluted share, which is a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Aruba defines non-GAAP net income per diluted share as net loss less stock-based expenses divided by the weighted average diluted shares outstanding as of January 31, 2008. Aruba’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the company’s performance by excluding certain non-cash, stock-based expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing this non-GAAP financial measure allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results (excluding the impact of non-cash charges) over different periods of time.
There are a number of limitations related to the use of non-GAAP net income per diluted share when compared to net loss per diluted share calculated in accordance with GAAP. First, this non-GAAP financial measure excludes recurring stock-based expenses. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its most directly comparable financial measure calculated in accordance with GAAP. The accompanying table has more detail on this non-GAAP financial measure, including a reconciliation between this financial measure and its most directly comparable GAAP equivalent.
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About Aruba Networks, Inc.
People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam. Our unified mobility solutions include Wi-Fi networks, identity-based security, remote access and cellular services, and centralized network management to enable the Follow-Me Enterprise that moves in lock-step with users:
•	Follow-Me Connectivity: 802.11a/b/g/n Wi-Fi networks ensure that users are always within reach of mission-critical information;
•	Follow-Me Security: Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;
•	Follow-Me Applications: Remote access solutions and cellular network integration ensure uninterrupted access to applications as users move.
The cost, convenience, and security benefits of our unified mobility solutions are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com.
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Media Contacts

Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com
© 2008 Aruba Networks, Inc. All rights reserved. Aruba Networks, The All Wireless Workplace Is Now Open For Business, People Move. Networks Must Follow., RFProtect, Bluescanner, The Mobile Edge Company and Mobile Edge Architecture are trademarks of Aruba Networks, Inc.

Aruba Networks, Inc.
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 31, 2008
GAAP net loss per common share	$(0.04)	to	$(0.05)
Plus:
a) Stock-based expenses	0.04	to	0.05

Non-GAAP net income per common share	$—	to	$—

Shares used in computing diluted GAAP net loss per common share	79,000		79,000
Shares used in computing diluted Non-GAAP net income per common share	92,000		92,000